Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging to Create a $6 Billion Integrated Paper-Based Packaging Company by Combining with International Paper’s North America Consumer Packaging Business

Highlights

•	Graphic Packaging will create a leading integrated paper-based packaging company with approximately $6 billion of revenue and $1 billion of EBITDA post-synergies

•	Expands existing and builds new platforms for integrated growth in SBS foodservice markets and folding carton converting

•	International Paper Company’s North America Consumer Packaging business valued at $1.8 billion

•	Targeting $75 million in synergies by the end of year three

•	Valuation of 8.6x Adjusted EBITDA and 6.3x Adjusted EBITDA post-synergies based on $210 million of Adjusted 2017 Estimated EBITDA

•	Projected to be accretive to earnings in year one

•
Transaction structured as a new partnership comprised of Graphic Packaging’s existing businesses and International Paper Company’s North America Consumer Packaging business. Graphic Packaging Holding Company will own 79.5 percent of the partnership and will be the sole operator. International Paper will own 20.5 percent of the partnership

•	No change to Graphic Packaging’s current Board of Directors or leadership team

Atlanta, GA, October 24, 2017 – Graphic Packaging Holding Company (NYSE: GPK) will create a $6 billion paper-based packaging company by forming a new partnership comprised of Graphic Packaging’s existing businesses and International Paper’s (NYSE: IP) North America Consumer Packaging business. Graphic Packaging Holding Company will own 79.5 percent of the partnership and will be the sole operator. International Paper will own 20.5 percent of the partnership, equivalent to a $1.14 billion value. The partnership will assume $660 million of International Paper debt. There will be no change to Graphic Packaging’s current Board of Directors or leadership team.

The transaction will be completed at a compelling EV/Adjusted EBITDA multiple of 8.6x, pre-synergies, and 6.3x, post-synergies. International Paper will have a 2-year lock-up on the monetization of their partnership interest and cannot purchase GPK shares for a period of 5 years, subject to limited exceptions.

International Paper’s North America Consumer Packaging business is a $1.6 billion revenue leading producer of solid bleached sulfate (SBS) paperboard and paper-based foodservice products globally. The business includes two SBS mills located in Augusta, Georgia and Texarkana, Texas with annual production capacity of 1.2 million tons of SBS, three converting facilities in the U.S. and one in the U.K., with the capacity to convert 250,000 tons of SBS paperboard into over 24 billion units of paper-

based cups and cylindrical containers. The business is projected to generate Adjusted EBITDA of $210 million in 2017.

"We are excited about the platform for future growth created by this combination” said President and CEO Michael Doss. “We expect the transaction will significantly increase our mill production and converting scale, meaningfully increase our exposure to the growing foodservice market, provide significant runway to realize synergies, and drive strong financial results.”

“The $75 million in synergies is compelling and will be driven by cost reductions, increased paperboard integration, and procurement and mill efficiencies.”

The transaction has been approved by the Board of Directors of both companies. The transaction is subject to standard closing requirements and regulatory review and is expected to close in early 2018.

Graphic Packaging’s financial adviser was BofA Merrill Lynch and Alston & Bird LLP acted as legal counsel.

Conference Call
The Company will host a conference call at 8:30 am eastern time today (October 24, 2017) to discuss the combination. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 61299881). Supporting materials for our conference call have also been posted to the Company’s website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between International Paper and Graphic Packaging. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues, earnings and cash flow, cost reductions, increased paperboard integration, synergies, growth potential, market profile, financial profile and accretion to shareholder value; the competitive ability and position of the combined company following completion of the proposed transaction; foodservice and folding carton converting market conditions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise; (2) the risk that the proposed transaction may not be completed in the time frame expected by Graphic Packaging, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; and (10) other risk factors as detailed from time to time in Graphic Packaging’s reports filed with the SEC, including Graphic Packaging’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and Graphic Packaging undertakes no obligation to update such statements, except as may be required by law.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons in the United States, and holds leading market positions in coated unbleached kraft paperboard and coated-recycled paperboard. The Company's customers include many of the world's most widely recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.